UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Marathon Petroleum Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on April 25, 2018.

Meeting Information

Meeting Type: Annual Meeting

MARATHON PETROLEUM CORPORATION	For holders as of: February 26, 2018
	Date: April 25, 2018	Time: 10:00 AM Eastern Time
Location: Marathon Petroleum Corporation
539 South Main Street
Findlay, OH 45840-3229

MARATHON PETROLEUM CORP. 539 SOUTH MAIN STREET FINDLAY, OH 45840-3229	You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.
See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT        ANNUAL REPORT

How to View Online:

Have the information that is printed in the box marked by the arrow   (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for receiving a copy. Please choose one of the following methods to make your request:

                               1) BY INTERNET:         www.proxyvote.com

                               2) BY TELEPHONE:     1-800-579-1639

                               3) BY E-MAIL*:             sendmaterial@proxyvote.com

*  If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow   (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 11, 2018 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote shares held in registered form.

Vote By Internet: To vote now by the Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow   (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

Your Board of Directors recommends you vote FOR the following Class I Directors for a three-year term expiring in 2021:

1.    Election of Class I Directors

Nominees:

1a.   Abdulaziz F. Alkhayyal

1b.   Donna A. James

1c.   James E. Rohr

Your Board of Directors recommends you vote FOR Items 2 and 3:

2.    Ratification of the selection of PricewaterhouseCoopers LLP as the company’s independent auditor for 2018.

3.    Approval, on an advisory basis, of the company’s named executive officer compensation.

Your Board of Directors recommends you vote EVERY YEAR “1 YEAR” for Item 4:

4.    Recommendation, on an advisory basis, of the frequency of advisory votes on the company’s named executive officer compensation.

Your Board of Directors recommends you vote FOR Items 5 and 6:

5.    Approval of amendments to the company’s Restated Certificate of Incorporation to eliminate the supermajority voting requirement applicable to bylaw amendments.

6.    Approval of amendments to the company’s Restated Certificate of Incorporation to eliminate the supermajority voting requirements applicable to certificate amendments and the removal of directors.

Your Board of Directors recommends you vote AGAINST Item 7:

7.    Shareholder proposal seeking alternative shareholder right to call a special meeting provision.